     As filed with the Securities and Exchange Commission on August 15, 2000
                                                      Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         FORM S-8 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                LEXAR MEDIA, INC.
             (Exact Name of Registrant as Specified in Its Charter)

            Delaware                                    33-0723123
  (State or Other Jurisdiction                       (I.R.S. Employer
of Incorporation or Organization)                   Identification No.)

                                Lexar Media, Inc.
                              47421 Bayside Parkway
                            Fremont, California 94538
          (Address of Principal Executive Offices, including Zip Code)

                      1996 Stock Option/Stock Issuance Plan
                           2000 Equity Incentive Plan
                        2000 Employee Stock Purchase Plan
                           (Full Titles of the Plans)

                               Ronald H. Bissinger
                             Chief Financial Officer
                                LEXAR MEDIA, INC.
                              47421 Bayside Parkway
                            Fremont, California 94538
                                 (510) 413-1200
            (Name, Address and Telephone Number of Agent for Service)

                                   Copies to:

                            Scott J. Leichtner, Esq.
                               Fenwick & West LLP
                              Two Palo Alto Square
                           Palo Alto, California 94306

                         CALCULATION OF REGISTRATION FEE

======================================== ================= ====================== ====================== ===============
                                              Amount         Proposed Maximum       Proposed Maximum       Amount of
                                              To Be           Offering Price            Aggregate         Registration
 Title of Securities To Be Registered       Registered           Per Share           Offering Price           Fee
---------------------------------------- ----------------- ---------------------- ---------------------- ---------------
Common Stock, $0.001 par value            9,641,463 (1)        $8.00    (2)         $77,131,704          $20,363

Common Stock, $0.001 par value            3,186,422 (3)        $3.73    (4)         $11,885,355          $ 3,138
---------------------------------------- ----------------- ---------------------- ---------------------- ---------------

               TOTAL                     12,827,885                                  89,017,059          $23,501  (5)
======================================== ================= ====================== ====================== ===============


(1) Represents the sum of 8,641,463 shares available for grant under the Registrant's 2000 Equity Incentive Plan and 1,000,000 shares available for grant under Registrant's 2000 Employee Stock Purchase Plan.

(2) Estimated as of August 15, 2000 pursuant to Rule 457(c) solely pursuant for the purpose of calculating the registration fee.

(3) Represents shares subject to options outstanding as of August 15, 2000 under the Registrant's 1996 Stock Option/Stock Issuance Plan.

(4) Weighted average per share exercise price for the outstanding options pursuant to Rule 457(h)(1).

(5) Includes a fee of $9,240, which was previously paid by the Registrant pursuant to Rule 457(c) under the Securities Act, in connection with the filing of a Registration Statement on Form S-1 (File No. 333-30556) on March 28, 2000. Pursuant to Rule 457(b) under the Securities Act, such fee is credited against the registration fee, and accordingly, an additional $14,261 is being paid in connection with the filing of this Registration Statement.

ITEM 1.       PLAN INFORMATION.

         The documents containing the information specified in this Item 1 will be sent or given to employees, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

ITEM 2.       REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         The documents containing the information specified in this Item 2 will be sent or given to employees as specified by Rule 428(b)(1). In accordance with the rules and regulations of Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II
                                     -------
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Commission are incorporated herein by reference:

         (a) The Registrant's prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, which contains audited financial statements of the Registrant for the year ended December 31, 1999.

         (b) The description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A filed under Section 12(g) of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4.    DESCRIPTION OF SECURITIES - SECURITIES TO BE PURCHASED.

         Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Fenwick & West LLP, Palo Alto, California, will pass upon the validity of the shares of common stock offered hereby. An investment partnership comprised of partners of Fenwick & West LLP holds 43,750 shares of our common stock and Fenwick & West LLP holds a warrant to purchase 30,000 shares of our common stock at an exercise price of $1.00 per share.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law authorizes a court to award, or the board of directors of a corporation to grant, indemnity to directors and officers in terms sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933.

         As permitted by the Delaware General Corporation Law, the Registrant's Certificate of Incorporation provides that its directors shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exculpation from liabilities is not permitted under the Delaware General Corporation Law as in effect at the time such liability is determined. As permitted by the Delaware General Corporation Law, the Bylaws of the Registrant provide that the Registrant shall indemnify its directors to the full extent permitted by the laws of the State of Delaware.

         The Registrant has also entered into indemnification agreements with its directors and officers that obligate the Registrant to indemnify such directors and officers against losses incurred in connection with certain claims in their capacities as agents of the Registrant. The underwriting agreement relating to the Registrant's initial public offering provides that the underwriters will indemnify the officers, directors and controlling persons of the Registrant against certain liabilities.

         The Registrant maintains directors' and officers' liability insurance.


ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.    EXHIBITS.

        Exhibit
        Number                           Exhibit Title
        -------   -------------------------------------------------------------
         4.1      Specimen Common Stock Certificate (incorporated herein by
                  reference to Exhibit 4.1 to Registrant's registration
                  statement on Form S-1, Registration No. 333-30556 (the "Form
                  S-1")

         4.2 Investors Rights Agreement dated September 28, 1999, as amended (incorporated herein by reference to Exhibit 4.2 of the Form S-1)

         4.3      Amendment No. 2 to Investors Rights Agreement dated March 21,
                  2000 (incorporated herein by reference to Exhibit 4.3 of the Form S-1)

         4.4      Amendment No. 3 to Investors Rights Agreement dated May 19,
                  2000 (incorporated herein by reference to Exhibit 4.4 of the Form S-1)

         4.5      Amendment No. 4 to Investors Rights Agreement dated June 22,
                  2000 (incorporated herein by reference to Exhibit 4.5 of the Form S-1)

         5.1      Opinion of Fenwick & West LLP

         23.1     Consent of Fenwick & West LLP (included in Exhibit 5.1)

         23.2     Consent of PricewaterhouseCoopers LLP

         24.1     Power of Attorney (see page 5)

ITEM 9.    UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:


                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;


                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a)(i) and (1)(b)(ii) do not apply if the
--------  -------
information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on this 15th day of August, 2000.

                                                   LEXAR MEDIA, INC.


                                                   By: /s/ Ronald H. Bissinger
                                                      -------------------------
                                                       Ronald H. Bissinger
                                                     Chief Financial Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John H. Reimer and Ronald H. Bissinger, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on August 15, 2000 by the following persons in the capacities indicated:

      Signature                            Title

/s/  Petro Estakhri          Chairman of the Board, Chief Technology Officer
--------------------------   and Executive Vice President, Engineering
Petro Estakhri

/s/  John H. Reimer          President, Chief Executive Officer and Director
--------------------------   (Principal Executive Officer)
John H. Reimer

/s/  Eric B. Stang           Chief Operating Officer and Director
--------------------------
Eric B. Stang

/s/  Ronald H. Bissinger     Chief Financial Officer (Principal Financial
--------------------------   Officer and Principal Accounting Officer)
Ronald H. Bissinger

/s/  William T. Dodds        Director
--------------------------
William T. Dodds

/s/  Brian D. Jacobs         Director
--------------------------
Brian D. Jacobs

                             Director
--------------------------
John A. Rollwagen

/s/  William J. Stewart      Director
--------------------------
William J. Stewart

                                INDEX TO EXHIBITS


  Exhibit
   Number                          Exhibit Title
  -------      -------------------------------------------------------------
    5.1        Opinion of Fenwick & West LLP

   23.1        Consent of Fenwick & West LLP (included in Exhibit 5.1)

   23.2        Consent of PricewaterhouseCoopers LLP

   24.1        Power of Attorney (see page 5)